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                                                                   Exhibit 99.1
CONTACT: Halsey Drug Co., Inc.
Investor Relations, Peter A. Clemens, SVP & CFO   847-705-7709



                              FOR IMMEDIATE RELEASE


   HALSEY DRUG CO., INC. ANNOUNCES FILING OF FOUR PATENT APPLICATIONS FOR THE
                              SYNTHESIS OF OPIOIDS


PALATINE, IL, MAY 26, 2004: Halsey Drug Co., Inc. (OTC.BB-HDGC) today announced the filing of four non-provisional patent applications with the US Patent and Trademark Office relating to the Company's opioid synthesis technologies.

Commenting, Ron Spivey, Ph.D., Senior VP and Chief Scientific Officer said, "We believe, depending on the specific opioid active pharmaceutical ingredient
(API), that utilizing the opioid synthesis technologies described in these patent applications will lead to higher purity API's with potentially reduced manufacturing cycle times, greater yields and/or lower manufacturing costs. These patent applications, if issued, for which there can be no assurances, represent significant advances in the expansion of the Company's intellectual property portfolio and compliment our strategy of developing competitive advantages based on our proprietary opioid abuse deterrent formulation technology and opioid API synthesis technologies".

Halsey Drug Co., Inc., together with its subsidiaries, is an emerging pharmaceutical technology development company specializing in proprietary abuse deterrent formulation technology and opioid API synthesis technologies.

This press release contains forward looking statements, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, as amended that are based on management's beliefs and assumptions, current expectations, estimates and projections. Investors are cautioned that forward looking statements involve risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. The most significant of such factors include, but are not limited to, general economic conditions, competitive conditions, technological conditions and governmental legislation. More specifically, important factors that may affect future results include, but are not limited to: changes in laws and regulations, particularly those affecting the Company's operations; the Company's ability to continue to attract, assimilate and retain highly skilled personnel; its ability to secure and protect its patents, trademarks and proprietary rights; litigation or regulatory action that could require the Company to pay significant damages or change the way it conducts its business; the Company's ability to successfully develop and market its products; customer responsiveness to new


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products and distribution channels; its ability to compete successfully against current and future competitors; its dependence on third-party suppliers of raw materials; the availability of controlled substances that constitute the active ingredients of the Company's products in development; difficulties or delays in clinical trials for Company products or in the manufacture of Company products; and other risks and uncertainties detailed in Company filings with the Securities and Exchange Commission. The Company is at an early stage of development and may not ever have any products that generate significant revenue.

Further, the forward looking statements speak only as of the date of such statements are made, and the Company undertakes no obligation to update any forward looking statements to reflect events or circumstances after the date of such statements. Any or all of the forward looking statements whether included in this release or in the Company's filings with the Securities and Exchange Commission, may turn out to be wrong. Readers should remember that no forward looking statement can be guaranteed and other factors besides those listed above could adversely affect the Company, its operating results or financial condition.

This and past press releases for Halsey Drug Co., Inc. are available at Halsey's web site at www.halseydrug.com.


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